Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

1. Parties. The parties (“Parties”) to this Settlement Agreement and Mutual Release (“Agreement”) are:

A.	Megaphoton, Inc., a Chinese corporation (“Megaphoton”);

B.	Visiontech Group, Inc., a California Corporation (“Visiontech”);

C.	Hydroman, Inc., a California Corporation (“Hydroman”); and

D.	Nature’s Miracle Holding, Inc., a Delaware Corporation (“Nature’s Miracle”).

2. Recitals. This Agreement is entered into with respect to the following facts:

A.	Whereas, Megaphoton has filed a lawsuit, in US District Court, against Visiontech, Hydroman and Nature’s Miracle entitled Megaphoton v. Visiontech Group, et al., Case No. 5:24-cv-01181-AH-DTB (“the Action”);

B.	Whereas, Visiontech, Hydroman and Nature’s Miracle have filed a cross-complaint against Megaphoton in the Action;

C.	Whereas, Visiontech, Hydroman and Nature’s Miracle deny all of Megaphoton’s allegations in the Action;

D.	Whereas, Megaphoton denies all of Visiontech, Hydroman and Nature’s Miracle’s allegations in their cross-complaint;

E.	Whereas, Nature’s Miracle warrants that, as of the date of this Agreement, it has outstanding shares totaling 113,920,904; and

F.	Whereas, the Parties now wish to settle all claims between them.

Therefore, in consideration of the mutual covenants and provisions provided herein, the Parties agree as follows:

3. Non-Admission of Liability. It is understood and agreed between the Parties that this Agreement is a compromise of a disputed claim and that it will not in any way be construed as an admission by any of the Parties that any of them has acted wrongfully with respect to the other or any other person, or that any Party has any rights whatsoever against the other Parties.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

4. Settlement Terms. Upon execution of this Agreement by all of the Parties, Nature’s Miracle shall:

A.	Transfer fifteen million (15,000,000) shares of Nature’s Miracle common stock, free of lock-up agreement, to Jinlong Frank Du; Nature’s Miracle Holding will register the fifteen million shares in the next S1 registration statement with SEC, but no later than July 31 , 2026, so these shares will be freely tradable subject to the relevant securities laws and regulations.

B.	Appoint Jinlong Frank Du as the President of Nature’s Miracle;

i.	Jinlong Frank Du to lead and manage the company’s agriculture related operations;

ii.	Jinlong Frank Du shall serve pursuant to an employment agreement that is approved by the Nature’s Miracle board of directors a copy of which is attached hereto as Exhibit A.

C.	Appoint Jinlong Frank Du to one of five seats on Nature’s Miracle’s Board of Directors (Nature’s Miracle to provide resolution of company’s Board of Directors as Exhibit B herein) within 30 days of the executing of this agreement;

D.	Pay, on or before June 30, 2026, the sum of three hundred thousand dollars ($300,000) to Megaphoton; and

E.	On or before December, Nature’s Miracle will use its best efforts to file an application to uplist Nature’s Miracle’s common stock with either the NYSE or NASDAQ. If the uplisting is not approved within one hundred eighty days of the Effective Date, Jinlong Frank Du shall be entitled to received another fifteen million (15,000,000) shares of its freely tradable Nature’s Miracle common stock, free of any lien or restriction.

5. Anti-Dilution. Effective as of the date of this Agreement, and until Nature’s Miracle obtains a listing of its common stock with the NYSE or NASDAQ, Nature’s Miracle shall not issue any more shares of stock unless the dilution is equal to all shareholders equally.

6. Dismissal With Prejudice. Upon the condition that all of the actions required of Nature’s Miracle in Paragraph 4 take place, Megaphoton will file and serve a Request for Dismissal, with prejudice, as to the Action and Visiontech, Hydroman and Nature’s Miracle will file a Request for Dismissal, with prejudice, as to the cross-complaint that they filed in the Action.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

7. Mutual Release by Parties.

A.	General Release. Effective upon the conditions provided for in Paragraph 4 are met, and except for the obligations herein, the Parties, on behalf of themselves and their respective agents, representatives, employees, predecessors, officers, directors, heirs, successors and assigns, hereby release each other and their respective agents, representatives, employees, predecessors, officers, directors, heirs, successors and assigns and lawyers (collectively “Released Parties”) from all claims, demands, judgments, causes of action, or liabilities, of whatever kind or nature, whether known or unknown, whether now existing or hereafter arising, from the beginning of time to the date hereof, including but not limited to any claims, causes of action, or liabilities that were asserted in the Action or could have been asserted in the Action, by these Parties or the Released Parties. This release also includes, but is not limited to, claims for attorneys’ fees and costs incurred by the Parties in prosecuting and/or defending the Action, and cross-complaints in the Action. This release also includes, but is not limited to, any claims, demands, causes of action, or liabilities arising under or in relation to any oral written representations or statements made by the Parties and their respective Released Parties.

B.	Release of Unknown Claims. The Parties hereto expressly waive and relinquish all rights and benefits provided by Section 1542 of the California Civil Code (and any similar laws of other jurisdictions), and do so understanding and acknowledging that significance of this specific waiver of Section 1542, which provides as follows:

“Section 1542. General Release — Claims Extinguished. A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Thus, notwithstanding the provisions of Section 1542 of the Civil Code, and for the purpose of implementing a full and complete release and discharge of the released Parties, each of the Parties hereto expressly acknowledges that this Agreement is intended to include all claims which they do not know or suspect to exist in their favor at the time of signing this Agreement.

8. Ownership of Claims by the Parties. The Parties represent and warrant that they are the sole owner of the claim’s demands, causes of action and liabilities that they are releasing, and they have not previously assigned or transferred, or purported to assign or transfer, to any person or entity, any claim released herein. The Parties agree to indemnify, defend and hold harmless each other against all liability, loss, cost or expense, including, but not limited to, actual attorneys’ fees, incurred by any Party as a result of: (i) breach of the representations and warranties contained in this Paragraph; or (ii) the assertion by any other person or entity of any of the claims released herein.

9. No Reliance/Integration. In negotiating this Agreement, each Party has made various statements and representations to the other Party. Nevertheless, except as expressly stated in this Agreement, the Parties represent and acknowledge that in executing this Agreement they do not rely upon any representation or statement not set forth herein that may have been made by the Parties’ agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, or otherwise. This Agreement contains the entire agreement of the Parties and supersedes all other agreements, whether oral or in writing, between the Parties. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

10. Court To Maintain Jurisdiction To Enforce This Agreement. The Court shall retain jurisdiction to enforce the terms of this Agreement and upon appropriate motion may enter judgment pursuant to the terms.

11. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable.

12. Admissibility of This Agreement. The Parties specifically agree that: (1) this Agreement is admissible as evidence and subject to disclosure in enforcement proceedings; (2) all of the material terms of the settlement are set forth herein; and (3) all Parties specifically waive the mediation privilege and any other confidentiality privilege that may apply to this Agreement for purposes of its enforcement.

13. Representation by Counsel. Each of the Parties hereto has been advised to seek independent legal advice from attorneys of their own choice, with respect to the advisability of making the settlement and releases provided for herein, and with respect to the advisability of making the settlement provided for herein and the advisability of executing this Agreement. Each of the Parties has had an attorney review this Agreement prior to the execution of this Agreement or has elected in their own discretion not to do so.

14. Construction. Each of the Parties has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of the Agreement, it shall not be construed against any of the Parties on the grounds that the Party or it/his/her attorney drafted it and, in this regard, the provisions of Civil Code, Section 1654 are waived. Any caption in this Agreement is inserted only for convenience and should not be used to interpret the Agreement. The numbering of the paragraphs in this Agreement are likewise only inserted for convenience and should not be used to interpret the Agreement.

15. Governing Law. The laws of the state of California govern, construe and enforce all of the rights and duties of the parties arising from or relating in any way to the subject matter of this contract.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

16. Venue and Consent to Personal Jurisdiction. The Parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be litigated and tried exclusively in the State or Federal Courts located in Los Angeles County, California. Each party hereby waives any right it may have to assert the doctrine of inconvenient forum or similar doctrine or to object to venue with respect to any proceeding arising out of this Agreement. The Parties hereto each consent to personal jurisdiction of the state and federal court located in Los Angeles County, California for the purpose of adjudicating any dispute arising from this Agreement.

17. Service of Process. Each Party hereto agrees that the service of any legal process, including petitions, complaints or any other process that is required to be served in connection with a legal or administrative proceeding, state or federal, may be given by electronic mail with a copy sent via a reputable overnight carrier to the address listed herein below for each party. Service of process pursuant to the foregoing procedure shall be deemed personal service and sufficient for personal jurisdiction in any action, arbitration or other proceeding by, or against, a Party to this Agreement.

18. Time is of the Essence. Time is of the essence of every term of this Agreement.

19. Conditions of Execution. Each Party acknowledges and warrants that his/her/its execution of this Agreement is free and voluntary.

20. Execution in Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be an original, and may be so delivered in person, by mail, by email or by facsimile.

21. Authority. Each person signing this Agreement on behalf of a Party which is not a natural person represents and warrants that he or she is duly authorized to so act and hereby represents and warrants that such person has the power, authority and capacity to enter into and perform this Agreement on behalf of such Party.

22. No Third-Party Beneficiaries. This Agreement is made for the sole benefit and protection of the Parties hereto and their respective Released Parties, and no other person shall have any right of action or right to rely thereon, and the Parties hereto agree that nothing contained in this Agreement shall be construed to vest in any other person or entity, any interest in or claim upon the rights and interests of the Parties hereunder or in any proceeds thereof.

23. Further Assurances. Each of the Parties shall take such additional reasonable and necessary acts as necessary to accomplish the purposes of this Agreement. Each of the Parties hereto agrees that, from and after the Settlement Effective Date, upon the reasonable request of any of the other Parties hereto and without further consideration, such Parties will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Settlement Agreement, and the correction of errors and defects in any such documents.

24. Effective Date. This Agreement shall be effective as of January 1, 2026, but it shall only be effective and binding on all Parties hereto when it has been executed by all of the Parties to this Agreement.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

25. Notices. Unless stated to the contrary in this Agreement, all payments, notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by a nationally recognized overnight courier at the address provided below for the Party, except that all payments must be made by personal delivery or overnight courier.

If to Megaphoton:

David Youssefyeh

ADY Law Group, PC

1925 Century Park East, Suite 220

Los Angeles, CA 90067

With a cc via email to: david@adylaw.com & cucherlaw@msn.com

If to Visiontech, Hydroman and Nature’s Miracle:

Brian Davis

Forward Counsel

4340 Von Karman Avenue, Suite 380

Newport Beach, CA 92660

With a cc via email to: bdavis@forwardcounsel.com

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

BY THEIR SIGNATURES BELOW, EACH OF THE UNDERSIGNED REPRESENTS THAT THEY HAVE READ THE FOREGOING AND FULLY UNDERSTAND AND AGREE TO EACH AND ALL OF THE TERMS AND CONDITIONS SET FORTH HEREIN:

Dated: February 2, 2026	VISIONTECH

	By:	/s/ Tie Li
		Name:	Tie Li
		Title:	CEO

Dated: February 2, 2026	HYDROMAN

	By:	/s/ Tie Li
		Name:	Tie Li
		Title:	CEO

Dated: February 2, 2026	NATURE’S MIRACLE

	By:	/s/ Tie Li
		Name:	Tie Li
		Title:	CEO

Dated: February 2, 2026	MEGAPHOTON

	By:	/s/ Jinlong Du
		Name:	Jinlong Du
		Title:	Authorized Officer, Megaphoton Inc

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

Exhibit A

[Du Employment Agreement]

SETTLEMENT AGREEMENT AND MUTUAL RELEASE